UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 14, 2026

Date of Report (Date of earliest event reported)

Research Alliance Corporation IV

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43393	98-1935760
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Fifth Avenue, 23rd Floor New York, NY 10020	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (617) 778 2500

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RACD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company. Yes ☒ No ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 14, 2026, Research Alliance Corporation IV (the “Company”) consummated its initial public offering (the “IPO”) of 7,500,000 Class A ordinary shares, par value $0.0001 per share (the “Public Shares”). The Public Shares were sold at an offering price of $10.00 per Public Share, generating gross proceeds of $75,000,000 (before underwriting discounts and commission and offering expenses).

Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 275,000 Class A ordinary shares (the “Private Placement Shares”) to Research Alliance Holdings IV LLC, the Company’s sponsor, at a purchase price of $10.00 per Private Placement Share, generating gross proceeds to the Company of $2,750,000.

As of July 14, 2026, a total of $75,000,000 of the net proceeds from the IPO and the Private Placement (including the underwriter’s deferred commission of $2,250,000) were deposited in a trust account established for the benefit of the Company’s public shareholders, with Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of July 14, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as of July 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2026

RESEARCH ALLIANCE CORPORATION IV

By:	/s/ Matthew D. Hammond
Name:	Matthew D. Hammond
Title:	Chief Executive Officer